SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: January 11, 2008

KLONDIKE STAR MINERAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116, 1031 - Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sales of Equity Securities

Between September 1, 2007 and November 30, 2007, the Company has sold common shares by way of private placements as follows:

- 200,000 units of restricted common shares sold at $1.01 per share and warrants for the purchase of Common Stock at an exercise price of $1.50 per common share for a period of 12 months from the date of purchase of units;

- 45,000 restricted common shares sold at $1.05 per share;

There were no underwriting discounts and a total of $24,925 was paid in commissions.

Between December 1, 2007 and December 31, 2007, the Company has sold common shares by way of private placements as follows:

- 7,500,000 restricted common shares sold at $0.10 per share sold to ARY Traders (5,000,000) and Mr. George Wakim (2,500,000);

- 2,000,000 restricted common shares sold at $0.50 per share to ARY Traders.

There were no underwriting discounts and no commissions paid. These sales represent 28.5% of the common shares issued and outstanding at November 30, 2007 (33,302,497). Of the cumulative total of common shares issued and outstanding at December 31, 2007 (42,802,525) the shares sold represent 22.2%.

The Company relied upon the exemptions available under the provisions of Section 4(2), Regulation S and Regulation D of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

January 14, 2008

Date

                            Hans Boge, President